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                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus of i2 Technologies, Inc. for the registration of 3,266,470 shares of its common stock and to the incorporation by reference therein of our report dated June 19, 1998, with respect to the supplemental consolidated financial statements of i2 Technologies, Inc. included in its Current Report on Form 8-K dated June 19, 1998.

                                                 ERNST & YOUNG LLP

Dallas, Texas
June 19, 1998